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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-1) and related Prospectus of Camping World Holdings, Inc. for the registration of shares of its common stock and to the incorporation by reference therein of our report dated March 13, 2017, with respect to the consolidated financial statements and schedules of Camping World Holdings, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California
March 29, 2017

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM